Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alliance Capital Management Holding L.P. (to be known as AllianceBernstein Holding L.P., the “Company”) on Form 10-K for the period ended December 31, 2005 to be filed with the Securities and Exchange Commission on or about February 24, 2006 (the “Report”), I, Robert H. Joseph, Jr., Chief Financial Officer of Alliance Capital Management Corporation (to be known as AllianceBernstein Corporation), general partner of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial  condition and results of operations of the Company.

Date: February 22, 2006	/s/ Robert H. Joseph, Jr.
Robert H. Joseph, Jr.

Chief Financial Officer

Alliance Capital Management Corporation